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                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the (i) Registration Statements (Form S-8 No. 33-41528, No. 33-78846 and No. 33-89366) pertaining to the 1991
Employee Stock Option Plan of Cellular Communications International Inc. (ii) Registration Statements (Form S-8 No. 33-55442 and No. 33-89368) pertaining to Non-Employee Director Stock Option Plan of Cellular Communications International, Inc. and (iii) Registration Statements (Form S-8 No. 33-55440, No. 33-78840 and No. 33-89370) pertaining to Non-Qualified Stock Option Agreements of Cellular Communications International, Inc. and (iv) Registration Statement (Form S-3 No. 33-90980) pertaining to the registration of 281,571 Units consisting of 13 1/4% Senior Discount Notes and Warrants to purchase Common Stock and the related Prospectus of our report dated February 28, 1997 on our audit of the financial statements of Omnitel Sistemi Radiocellulari Italiani S.p.A as of December 31, 1996 and for the year then ended, and our report dated February 28, 1997 on our audit of the financial statements of Omnitel Pronto Italia S.p.A as of December 31, 1996 and for the year then ended, which reports are included in this Annual Report on Form 10-K.


                                                     /s/ Coopers & Lybrand S.p.A
                                                     COOPERS & LYBRAND S.p.A



Turin, Italy.
March 25, 1997